UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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BG Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)
T. Don Waddell (423) 636-1555
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BG Financial Group, Inc.

April 29, 2005

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BG Financial Group, Inc. (the “Company”) to be held at 10:00 a.m., Eastern Daylight Time on Tuesday, May 24, 2005, at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee.

At the meeting you will be asked to:

•       Elect two Class I directors to serve until the 2008 annual meeting of shareholders and two Class II directors to serve until the 2006 annual meeting of shareholders;

•       Ratify the appointment of Pershing Yoakley & Associates, P.C. as the Company’s independent accountants and auditors for fiscal year 2005; and

•       Transact such other business as may properly come before the meeting or any adjournment thereof.

We have enclosed a notice of annual meeting of shareholders, a proxy statement, and a form of proxy. The matters listed in the notice of annual meeting are more fully described in the proxy statement. Detailed information relating to the Company’s activities and operating performance during fiscal 2004 is contained in the Company’s Annual Report on Form 10-K, which is being mailed to you with this proxy statement, but is not a part of the proxy soliciting material. If you do not receive or have access to the 2004 Annual Report on Form 10-K, you may request a copy from J. Robert Grubbs, President, BG Financial Group, Inc., P.O. Box 610, Greeneville, Tennessee 37744, (423) 636-1555. In addition, you may access and review our annual financial statements for the year ended December 31, 2004 at our website www.bankofgreeneville.com.

It is important that your shares are represented and voted at the meeting, regardless of the size of your holding. We would appreciate your completing the enclosed form of proxy so that your shares can be voted in the event you are unable to attend the meeting. If you are present at the meeting and desire to vote your shares personally, your form of proxy will be withheld from voting upon your request. Whether or not you plan to attend the meeting, it is important that you promptly complete, sign, date and return the enclosed form of proxy as soon as possible to:

BG Financial Group, Inc.
P. O. Box 610
Greeneville, Tennessee 37744

Please RSVP to Leanna Harrison on or before May 13, 2005 at (423) 636-1555 if you plan on personally attending the annual meeting. If you have any questions in the interim, please do not hesitate to contact me.

Bank of Greeneville has continued to be a stellar performer for its shareholders in 2004. Net income more than doubled for the Bank from $253,502 to $532,398, and the consolidated returns for the holding company, BG Financial Group, Inc. (Company), exhibited a net income of $504,145. As of the publication date of this letter, the common stock is selling for $19 a share. This represents a stock price appreciation of 470% for shares held since inception of the Bank, and a stock price appreciation of 90% since the stock split April 23, 2003.

Total assets of the consolidated Company grew 7.17% from $85,075,150 in 2003 to $91,174,368 in 2004. Deposits and other liabilities of the Company grew 7.15% from $77,867,863 in 2003 to $83,431,271 in 2004. Loans of the Company totaled $72,355,286 at year-end 2004 a 5.57% increase over year-end 2003’s total loans of $68,539,235. Company net operating income increased 113% from $343,206 in 2003 to $731,700 at year-end 2004. Net income increased 99% from $253,502 in 2003 to $504,145 in 2004 for the Company.

A new 7,836 square foot operation center was opened last June. The new operations center houses the Bank’s computer operations, proof, accounting, bookkeeping, loan review, credit, portfolio management, registered transfer agent, and executive management areas. Encompassed in the operations center is a multifunctional board, dining, and training room. This new complex has greatly enhanced efficiency of operations for your Bank.

I want to thank each of the approximately 2,000 shareholders for supporting your organization over the past 3½ years and issue a special challenge to you as the true owners and bosses of your Bank. Give your Bank a chance to provide every financial product or service you are currently using.

Bank of Greeneville provides almost every product and service from A-Z—mortgage loans; business loans; personal loans; trust services; retirement accounts: 401(k)’s, IRA’s, SEPS; investments; stocks; bonds; annuities; educational and financial planning; mutual funds; insurance: life, health, dental, supplemental, group, business property and casualty; merchant card processing; debit cards; credit cards; free online banking; free bill pay; and free checking. Whatever the financial need, we have the solution. Bank of Greeneville is the trusted financial advisor you can put your confidence in.

This is a great win-win situation where you will get the best in products and services and increase the value of your stock at the same time. Your patronage is so important that you can call me personally in regard to every financial product or service you have or need. I guarantee that you will get the best from your Bank.

Over the next year, Bank of Greeneville expects to continue to grow its investment, insurance, and retirement sectors in addition to the more traditional bank related areas. Our goal is to continuously look for new opportunities to expand markets, products, and services in order to increase shareholder value.

The directors and employees of Bank of Greeneville deserve a lot of credit for the success of the Bank over the past 3 1/2 years. Their dedication and commitment have given our organization something to be proud of. Everyone at Bank of Greeneville appreciates the trust and confidence that each of you as a shareholder have placed in us. We will do our best to continue to add value to your investment.

Sincerely,

J. Robert Grubbs
President/CEO

BG Financial Group, Inc.
P.O. Box 610
Greeneville, Tennessee 37744

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 24, 2005

Notice is hereby given that the Annual Meeting of Shareholders of BG Financial Group, Inc. (the “Company”) will be held on Tuesday, May 24, 2005, at 10:00 a.m. Eastern Daylight Time, at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee, for the following purposes:

1.                To elect two Class I directors to serve until the 2008 annual meeting of shareholders and two Class II directors to serve until the 2006 annual meeting of shareholders;

2.                To ratify the appointment of Pershing Yoakley & Associates, P.C. as the Company’s independent accountants and auditors for fiscal year 2005; and

3.                To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 20, 2005 are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

By Order of the Board of Directors

T. Don Waddell
Secretary
April 29, 2005

YOUR VOTE IS IMPORTANT

Whether you expect to attend the meeting or not, please mark, sign, date, and return the enclosed proxy as promptly as possible to BG Financial Group, Inc., P.O. Box 610, Greeneville, Tennessee 37744. In the event you attend the meeting, you may revoke your proxy at any time before balloting and vote your shares in person.

BG Financial Group, Inc.
P.O. Box 610
Greeneville, Tennessee 37744

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

INTRODUCTION

This Proxy Statement and accompanying proxy are being furnished to shareholders of BG Financial Group, Inc. (the “Company”) in connection with the solicitation of proxies by the board of directors to be used at the annual meeting of shareholders. Your vote is very important. For this reason, the board of directors is requesting that, if you are not able to attend the annual meeting of shareholders, you allow your common stock to be represented at the meeting by the proxies named in the enclosed proxy card. This proxy statement, notice of annual meeting and proxy will be mailed to all shareholders on or about April 29, 2005.

BG Financial Group, Inc., is a bank holding company for Bank of Greeneville (the “Bank”), headquartered in Greeneville, Tennessee.

Information About the Annual Meeting

When is the annual meeting?

Tuesday, May 24, 2005 at 10:00 a.m. Eastern Daylight Time.

Where will the annual meeting be held?

General Morgan Inn, 111 North Main Street, Greeneville, Tennessee.

What items will be voted upon at the annual meeting?

You will be voting upon the following matters:

1.                Election of two Class I directors to serve until the 2008 annual meeting of shareholders and two Class II directors to serve until the 2006 annual meeting of shareholders;

2.                Ratification of the appointment of Pershing Yoakley & Associates, P.C. as the Company’s independent accountants and auditors for fiscal year 2005; and

3.                Transaction of such other business as may properly come before the meeting or any adjournment thereof.

Who can vote?

You are entitled to vote your common stock if our records show that you held your shares as of the close of business on April 20, 2005, the record date. Each shareholder is entitled to one vote for each share of common stock held on April 20, 2005. On that date, there were 2,306,775 shares of common stock outstanding and entitled to vote. The common stock is our only class of outstanding voting securities.

How do I vote by proxy?

If you sign, date and return your signed proxy card before the annual meeting, we will vote your shares as you direct. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. For the ratification of the Company’s auditors, you may vote “for” or “against” or you may “abstain” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them “for” the election of the nominees for directors, and “for” the ratification of Pershing Yoakley & Associates, P.C. as the Company’s auditors.

The board of directors knows of no other business to be presented at the annual meeting. If any matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

How do I change or revoke my proxy?

You can change or revoke your proxy at any time before it is voted at the annual meeting by:

1.                submitting another proxy with a more recent date than that of the proxy first given; or

2.     sending written notice of revocation to our corporate secretary, T. Don Waddell, c/o BG Financial Group, Inc., P.O. Box 610, Greeneville, Tennessee 37744; or

3.     attending the annual meeting and voting in person, although attending the meeting will not by itself revoke your previously granted proxy.

If I plan to attend the annual meeting, should I still vote by proxy?

Yes. Casting your vote in advance does not affect your right to attend the meeting. Written ballots will be available at the annual meeting for shareholders of record. If you send in your proxy card and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote.

How many votes are required?

If a quorum is present at the annual meeting, the director nominees will be elected by a plurality of the votes cast in person or by proxy at the meeting and the ratification of the independent auditors and any other matters submitted to the shareholders will require the affirmative vote of a majority of the votes cast in person or by proxy at the meeting. Our shareholders do not have cumulative voting rights with respect to the election of directors.

What constitutes as a “quorum” for the meeting?

A majority of the issued and outstanding shares of common stock, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have voted by proxy. As of April 20, 2005, there were 2,306,775 shares of common stock issued and outstanding, so 1,153,388 shares are necessary to constitute a quorum.

What is the effect of abstentions and broker non-votes?

Abstentions and broker non-votes will be treated as present for purposes of determining a quorum but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote.

Who pays for the solicitation of proxies?

This proxy statement is being furnished in connection with the solicitation of proxies by the Company’s board of directors. The Company will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile, electronic mail, or telegraph by officers, directors, and employees of the Company and the Bank who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. Such brokerage houses and other custodians, nominees, and fiduciaries will be reimbursed for their reasonable expenses incurred in such connection.

When are shareholder proposals for next year’s annual meeting due?

Proposals by shareholders to be considered for inclusion in the proxy materials solicited by the directors for the annual meeting in 2006 must be received by the Secretary of the Company at P.O. Box 610, Greeneville, Tennessee 37744, no later than February 15, 2006. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must comply with Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

If a shareholder, rather than placing a proposal in our proxy materials as discussed above, commences his or her own proxy solicitation for the 2006 annual meeting or seeks to nominate a candidate for election or propose business for consideration at such meeting, the shareholder must notify the Company of such proposal at the address above by or before April 15, 2006. If notice is not received by this date, the Company may exercise discretionary voting authority as to that matter under proxies solicited for the 2006 annual meeting.

Proposal 1—Election of Directors

The Board of Directors is divided into three classes, designated Classes I, II, and III, as nearly equal in number as the then total number of directors permits. The Board has nominated the following two persons to serve as Class I directors: J. Robert Grubbs and Leonard B. Lawson, and if elected they will serve until the 2008 annual meeting of shareholders. The Board has also nominated the following two persons to serve as Class II directors: Don E. Claiborne and Wendy C. Warner, and if elected they will serve until the 2006 annual meeting of shareholders. We do not anticipate that any of these nominees will be unavailable for election but, if such a situation arises, the proxy will be voted in accordance with the best judgment of the named proxies unless you have directed otherwise. Class II directors are being elected at this annual meeting to divide the classes into as nearly equal in number following the resignation of a director in 2004. The remaining members of the Board listed below will continue as members of the Board until their respective terms expire, as indicated below. All of the current directors and nominees have served as directors of the Bank since it began operations in July 2001, and have been members of the Board of the Company since it was formed in 2003. Assuming a quorum is present, the election of directors requires a plurality of the votes cast by the shares of common stock entitled to vote in the election of directors.

Information about the individuals nominated as directors and the remaining members of the Board is provided below. Shares of common stock represented by proxy cards returned to us will be voted for the nominees listed below unless you specify otherwise.

CLASS I NOMINEES FOR ELECTION
(Terms Expiring 2008)

Name	Age	Business Experience During Past Five Years and Position Held with the Bank and the Company	Director Since
J. Robert Grubbs	51	Bank President; President and Chief Executive Officer; Director	2001	*
Leonard B. Lawson	48	General Manager, Chevrolet Dealership; Director	2001	*

*                    Includes time served on Bank of Greeneville board of directors

J. Robert Grubbs serves as the President and Chief Executive Officer of the Bank and the Company, and is a director of the Bank and the Company. Prior to joining the Bank, Mr. Grubbs was an Executive Vice President with Andrew Johnson Bank in Greeneville, Tennessee, and prior to that was a Senior Vice President with Greene County Bank in Greeneville, Tennessee. Mr. Grubbs received his undergraduate degree from the University of Tennessee in 1975 and has a law degree from the Nashville School of Law.

Leonard B. Lawson is a director of the Company and the Bank. He is the Vice President and General Manager of Lawson Chevrolet and Mazda, Inc. in Greeneville, Tennessee, the Vice President Dealer-Operator of Lawson Mountain Mazda Mitsubishi, and the Vice President of Lawson Chevrolet-Oldsmobile. Mr. Lawson received his B.S. degree in marketing from the University of Tennessee in 1978 and graduated from the General Motors School of Merchandising and Management.

CLASS II NOMINEES FOR ELECTION
(Terms Expiring 2006)

Don E. Claiborne	50	Veterinarian; Director and Senior Vice President of Bank	2001*
Wendy C. Warner	44	Real Estate; Director	2001*

*                    Includes time served on Bank of Greeneville board of directors

Don E. Claiborne is a director of the Company and the Bank. Mr. Claiborne serves as Senior Vice President and Loan Officer of the Bank. A retired veterinarian, he is the former owner of Brookfield Animal Hospital in Greeneville, Tennessee. Mr. Claiborne received both his doctor of veterinary medicine degree and his undergraduate degree from the University of Tennessee in Knoxville.

Wendy C. Warner is a director of the Company and the Bank. Ms. Warner is the President of Warner Realty Company, West Main Cash, Inc. and SAWLEW Inc., all in Greeneville, Tennessee. She graduated from East Tennessee State University in 1986 with a B.S. in business administration. She has received the CCIM designation.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

CLASS III INCUMBENT DIRECTORS
(Terms Expiring 2007)

Name	Age	Business Experience During Past Five Years and Position Held with the Bank and the Company	Director Since
William J. Smead	59	Physician; Director	2001*
Roger A. Woolsey	50	Attorney; Director; and Chairman of the Board	2001*

*                    Includes time served on Bank of Greeneville board of directors

William J. Smead is a director of the Company and the Bank. Dr. Smead is a physician and principal in The Greeneville Eye Clinic in Greeneville, Tennessee. He received his undergraduate degrees from University of Arkansas in Fayetteville, Arkansas, and he also received his Medical Degree from University of Arkansas.

Roger A. Woolsey is a director and Chairman of the Board of the Company and the Bank. Mr. Woolsey practices law in Greeneville, Tennessee, with Woolsey & Woolsey attorneys at law. He received both his undergraduate degree and his law degree from the University of Tennessee in Knoxville.

EXECUTIVE OFFICERS

Our board of directors has the power to appoint our officers. Each officer will hold office for such term as may be prescribed by the board of directors and until such person’s successor is chosen and qualified or until such person’s death, resignation, or removal. The Company has the following executive officer in addition to Mr. Grubbs, whose description is detailed above in Proposal 1. Election of Directors.

Name	Age	Present Position
T. Don Waddell	57	Chief Financial Officer, Secretary

T. Don Waddell serves as the Chief Financial Officer and Secretary of the Bank and the Company. Prior to joining the Bank, Mr. Waddell was a Certified Public Accountant in private practice and was the Chief Financial Officer of Greene County Bancshares, Inc., Greeneville, Tennessee, for eight years. Mr. Waddell received his undergraduate degree from East Tennessee State University in 1973.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Role of the Board

Pursuant to Tennessee law, the Company’s business, property and affairs are managed under the direction of our board of directors. The Board has responsibility for establishing broad corporate policies and for the overall performance and direction of the Company, but is not involved in day-to-day operations. Members of the Board keep informed of our business by participating in Board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with our executive officers.

Board Structure

The Company’s bylaws provide that the board of directors shall consist of no fewer than five nor more than 25 members. The Board is currently composed of 6 members. The directors are divided into three classes, each of which is as nearly equal in number as possible. The directors in each class hold office for staggered terms of three years each. Staggered terms make it more difficult for shareholders, including those holding a majority of the Company’s common stock, to force an immediate change in the composition of a majority of the board of directors. Since the terms of only one-third of the incumbent directors expire each year, two annual meetings of shareholders would be required to change a majority of the Company’s directors, provided that no directors resigned, were removed, or died during their terms of office and the vacancies created thereby were not filled by an affirmative vote of majority of the board of directors.

2004 Board and Committee Meetings

During 2004 the Bank’s board of directors held thirteen meetings, the Audit Committee held six meetings, the ALCO Committee held eleven meetings, the Executive Committee held thirteen meetings, the IT Committee held one meeting, and the Compensation Committee held one meeting. All board members attended at least 75% of our board meetings and the meetings of the committees of which that director is a member.

Attendance at Annual Shareholders’ Meeting

All directors are expected to attend the annual shareholders’ meeting and their attendance is recorded in the minutes. All board members attended the annual shareholders’ meeting last year.

Board Committees

The Board has 2 standing committees: the Audit Committee and the Compensation Committee.

Audit Committee. The Audit Committee consists of Messrs. Lawson, Woolsey and Smead and Ms. Warner. The Audit Committee has the authority and responsibility to insure the accuracy and reliability of the Company’s financial statements; adequate internal controls and operating procedures; and compliance with all laws, regulations, and policies.

Compensation Committee. The Compensation Committee consists of Messrs. Grubbs, Claiborne, Lawson, Woolsey and Smead. The Compensation Committee evaluates the performance of the Bank’s executive officers and determines their compensation.

Nominations for Directorships

The Company currently has no standing nominating committee because of the long tenure of the current directors, because a majority of the members of the Board are independent and because the Company has determined that the entire Board of Directors itself adequately serves the function of a nominating committee.

The Board had determined that all of the directors, other than Messrs. Claiborne and Grubbs, are independent under the New York Stock Exchange requirements. Vacancies on the Board may be filled by a majority of the remaining directors.

With respect to the nominating process, the Board discusses and evaluates possible candidates in detail. The Board selects new nominees for the position of an independent director based on the following criteria:

•       Personal qualities and characteristics, experience, accomplishments and reputation in the business community.

•       Current knowledge and contacts in Greeneville and in the banking industry or other industries relevant to the Company’s business.

•       Diversity of viewpoints, background, experience and other demographics.

•       Ability and willingness to commit adequate time to Board and committee matters.

•       The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities.

The Board does not set specific, minimum qualifications that nominees must meet in order for the Board to select them as nominees, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors.

Once a candidate is identified whom the Board wants seriously to consider and move toward nomination, the Chairman of the Board, the Chief Executive Officer and/or other directors will enter into a discussion with that nominee.

Shareholder Nominations of Directors

The Board will consider nominees recommended by shareholders, and any such nominee is given appropriate consideration in the same manner as other nominees using the same criteria described above and considering the additional information referred to below. Shareholders who wish to submit nominees for director for consideration by the Board for election may do so by submitting in writing such nominees’ names in compliance with the procedures as described below, to the Chairperson of the Board, in care of the Corporate Secretary. A shareholder’s nomination must contain:

•       A statement that the writer is a shareholder and is proposing a candidate for consideration by the Board;

•       The name of and contact information for the candidate;

•       A statement of the candidate’s business and educational experience;

•       Information regarding each of the factors listed above, sufficient to enable the Board to evaluate the candidate;

•       A statement detailing any relationship or understanding between the proposing shareholder and the candidate;

•       A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected; and

•       A statement of the number of shares of the Company’s common stock that the nominating shareholder holds of record or in which shareholder has a beneficial interest and the number of such shares that have been held for more than one year.

The Company does not pay a fee to any third party to identify or evaluate or assist in the identification or evaluation of potential nominees to its Board. All directors are expected to attend the annual meeting and their attendance is recorded in the minutes.

Shareholder Communication with the Board of Directors

Shareholders desiring to communicate with our Board of Directors on matters other than director nominations should submit their communication in writing to the Chairperson of the Board of Directors, c/o Corporate Secretary, BG Financial Group, Inc. 3095 Andrew Johnson Highway, Greeneville, Tennessee 37745 and identify themselves as a shareholder. The Corporate Secretary will forward all such communication to the Chairperson of the Board for a determination as to how to proceed.

Director Compensation

Directors receive $500 for each board meeting they attend. The directors, other than those individuals who also serve as officers, receive $150 for each committee meeting they attend. All directors receive an annual retainer of $6,000. During 2004, the Bank paid $43,700 in directors’ fees.

Other Directorships and Family Relationships

No director of the Company currently serves as a director of any other public company. We are not aware of any family relationships between any of our directors and executive officers.

Proposal 2—Ratification of the Appointment of Pershing Yoakley & Associates, P.C.
as the Company’s Independent Accountants and Auditors for Fiscal 2005

The board of directors has confirmed the appointment by the audit committee of Pershing Yoakley & Associates, P.C. as the Company’s independent accountants and auditors for fiscal 2005. Pershing Yoakley & Associates, P.C. has served as independent accountants and auditors of the Company since December 2004. Pershing Yoakley & Associates, P.C. has replaced Dent K. Burk Associates, P.C., which served as the independent accountants and auditors of the Bank since 2001 when the Bank was formed, and of the Company since 2003 when the Company was formed.

Representatives of Pershing Yoakley & Associates, P.C. will be present at the shareholders’ meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Assuming a quorum is present, a majority of the votes cast at the annual meeting is required to ratify the appointment of Pershing Yoakley & Associates, P.C. as the Company’s independent accountants and auditors for fiscal year 2005.

Pershing Yoakley & Associates, P.C. our principal independent accountants and auditors performed no services for the Company during 2004 or 2003. Therefore, we did not pay any fees to Pershing Yoakley & Associates in 2004 or 2003.

For services rendered in 2004 and 2003 by Dent K. Burk Associates, P.C., our former independent auditors, we incurred the following fees:

Audit Fees

The aggregate fees billed by Dent K. Burk Associates, P.C. for audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-QSB for fiscal years 2004 and 2003 were $39,515 and $25,440 respectively.

Tax Fees

The aggregate fees billed by Dent K. Burk Associates, P.C. in fiscal years 2004 and 2003 for professional services for tax compliance, tax advice and tax planning were $1,600 and $1,200, respectively.

All Other Fees

The aggregate fees billed by Dent K. Burk Associates, P.C. for other services rendered in 2004 and 2003 were $13,405 and $3,700, respectively. These services were primarily general consultancy related services.

The Audit Committee approved the above services to be performed by Dent K. Burk Associates, P.C. for the current year ended.

The Audit Committee has adopted pre-approval policies and procedures for audit and non-audit services to be performed by Pershing Yoakley & Associates, P.C., as the registered public accounting firm that performs the audit of our consolidated financial statements that are filed with the SEC. All services by Pershing Yoakley & Associates, P.C. must be pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” RATIFICATION OF THE APPOINTMENT OF PERSHING YOAKLEY & ASSOCIATES, P.C. AS THE COMPANY’S INDEPENDENT ACCOUNTANTS AND AUDITORS FOR FISCAL 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some directors and officers of the Bank and the Company are customers of the Bank and have had and expect to have loan transactions with the Bank in the ordinary course of business. In addition, some of the directors and officers of the Company and the Bank are, at present, as in the past, affiliated with businesses which are customers of the Bank and which have had and expect to have loan transactions with the Bank in the ordinary course of business. As of December 31, 2004, the largest aggregate amount of loan transactions with directors and officers of the Bank and their affiliates during the year totaled approximately $752,000, which amount is equal to 9.71% of the equity capital accounts of the Bank. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties. In the opinion of the board of directors, these loans do not involve more than a normal risk of collectibility or present other unfavorable features.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the aggregate remuneration paid by the Bank for services for the year ended December 31, 2004, 2003, and 2002 to the chief executive officer of the Bank. No other officer of the Bank received compensation in excess of $100,000 during 2004, 2003, or 2002.

Summary Compensation Table

						Long-Term
						Compensation
		Annual Compensation				Awards
					Other Annual	Securities
					Compensation	Underlying
Name and Principal Position	Year	Salary ($)	Bonus ($)		($)	Options (#)
J. Robert Grubbs	2004	$163,394	$7,353	(1)	$19,040 (3)	—
President and Chief Executive Officer	2003	$157,147	$20,000	(1)	$10,239 (2)	—
	2002	$146,432	$14,700	(1)	$2,071 (2)	—

(1)          Amount received through profit-sharing plan in which all full-time employees of the Bank participate based on a percentage of annual base salary.

(2)          Automobile allowance.

(3)          Automobile allowance of $12,040 and director fees of $7,000.

Employment Agreements

There are currently no employment agreements in place with respect to the Bank’s executive officers or the Company’s executive officers.

Option Grants in Fiscal Year 2004

No stock options were granted to the Bank’s executive officers or the Company’s executive officers in fiscal year 2004.

Aggregated Option Exercises in 2004 and Fiscal Year End Option Values

The following table sets forth information regarding the exercise of stock options during 2004 and the option values as of December 31, 2004 for the executive officers of the Company and the Bank.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at FY-End 2004(#)		Value of Unexercised In-The- Money Options at FY-End 2004($)(1)
Name	Exercise	Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable
J. Robert Grubbs	0	0	56,825	60,000	$833,623	$880,200
T. Don Waddell	2,000	$27,333	7,000	9,000	$102,690	$132,030

(1)          Dollar values were calculated by determining the difference between the price of the common stock on December 31, 2004 ($18.00 per share) and the exercise price of such options.

(2)          Dollar values were calculated by determining the difference between the price of the common stock at the time of exercise and the exercise price of such options.

Equity Compensation Plans

The following table summarizes as of December 31, 2004 the shares of the Company’s common stock subject to outstanding awards or available for future awards under the Bank’s equity compensation plans and arrangements. The Bank does not have a formal stock option plan; however, certain executive officers and key employees of the Bank have been granted options pursuant to stock option agreements approved by the Bank’s board of directors.

Number of Shares of
Common Stock
	Number of Shares of		Remaining
	Common Stock to be Issued	Weighted-Average	Available for Future
	Upon Exercise of	Exercise Price of	Issuance Under
	Outstanding Options,	Outstanding Options,	Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans
Equity compensation plans approved by security holders	N/A	N/A	N/A
Equity compensation plans not approved by security holders	246,125	$5.06	74,200
Total	246,125	$5.06	74,200

Non-qualified stock option agreement with J. Robert Grubbs. On July 16, 2001, Mr. Grubbs was granted an option to purchase 150,000 shares of the Company’s common stock at an exercise price of $3.33 per share (as adjusted for the 2003 stock split). This option vests in 20% equal increments over five years beginning on the first anniversary of the grant date for so long as Mr. Grubbs serves as an employee of the Bank. The option will become fully vested upon the death or disability of Mr. Grubbs or upon a change of control of the Bank. The option will expire on the tenth anniversary of the grant date or, if earlier, 90 days after Mr. Grubbs ceases to be an employee of the Bank. Mr. Grubbs did not exercise his option to purchase shares in 2004.

Non-qualified stock option agreement with T. Don Waddell. On July 16, 2001, Mr. Waddell was granted an option to purchase 22,500 shares of the Company’s common stock at an exercise price of $3.33 per share (as adjusted for the 2003 stock split). This option vests in 20% equal increments over five years beginning on the first anniversary of the grant date for so long as Mr. Waddell serves as an employee of the Bank. The option will become fully vested upon the death or disability of Mr. Waddell or upon a change of control of the Bank. The option will expire on the tenth anniversary of the grant date or, if earlier, 90 days after Mr. Waddell ceases to be an employee of the Bank. On July 23, 2004, Mr. Waddell exercised his option to purchase 2000 shares.

A number of non-qualified stock option agreements were entered into with various non-executive officers and employees of the Bank. In each of the agreements, the option vests in 20% equal increments over five years beginning on the first anniversary of the grant date for so long as the individual serves as an employee of the Bank. The option will become fully vested upon the death or disability of the individual or upon a change of control of the Bank. The option will expire on the tenth anniversary of the grant date or, if earlier, 90 days after the individual ceases to be an employee of the Bank. The following chart sets forth the grant date, the exercise price and number of shares available under each option agreement.

				Number of shares of Company’s
Non-Qualified Option Agreement	Grant Date	Exercise price per share		common stock underlying option
Agreement No. 1	July 16, 2001	$3.33	(1)	22,500	(1)
Agreement No. 2	July 16, 2001	$3.33	(1)	9,000	(1)
Agreement No. 3	July 16, 2001	$3.33	(1)	15,000	(1)
Agreement No. 4	July 16, 2001	$3.33	(1)	15,000	(1)
Agreement No. 5	July 16, 2001	$3.33	(1)	1,500	(1)
Agreement No. 6	July 16, 2001	$3.33	(1)	600	(1)
Agreement No. 7	February 16, 2002	$5.33	(1)	15,000	(1)
Agreement No. 8	September 3, 2002	$7.33	(1)	15,000	(1)
Agreement No. 9	September 3, 2002	$7.33	(1)	300	(1)
Agreement No. 10	November 12, 2002	$7.67	(1)	1,500	(1)
Agreement No. 11	November 12, 2002	$7.67	(1)	2,400	(1)
Agreement No. 12	December 6, 2002	$8.00	(1)	15,000	(1)
Agreement No. 13	November 12, 2002	$7.67	(1)	2,400	(1)
Agreement No. 14	December 6, 2002	$8.00	(1)	15,000	(1)
Agreement No. 15	October 14, 2003	$13.00		700
Agreement No. 16	October 14, 2003	$13.00		100
Agreement No. 17	October 14, 2003	$13.00		100
Agreement No. 18	October 14, 2003	$13.00		500
Agreement No. 19	July. 15, 2004	$17.00		1000
Agreement No. 20	August 16, 2004	$17.00		100
Agreement No. 21	August 16, 2004	$17.00		100
Agreement No. 22	August 16, 2004	$17.00		100
Agreement No. 23	August 16, 2004	$17.00		100
Agreement No. 24	August 16, 2004	$17.00		100
Agreement No. 25	August 16, 2004	$17.00		100
Agreement No. 26	August 16, 2004	$17.00		100
Agreement No. 27	August 16, 2004	$17.00		100
Agreement No. 28	August 16, 2004	$17.00		150
Agreement No. 29	August 16, 2004	$17.00		150
Agreement No. 30	September 1, 2004	$17.00		15,000

(1)          As adjusted for the 2003 stock split.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The compensation committee consists of Messrs. J. Robert Grubbs, Don E. Claiborne, Leonard B. Lawson, Roger A. Woolsey and William J. Smead. None of our executive officers have served as a director or member of the compensation committee of any other entity whose executive officers served on our board of directors. This committee evaluates the performance of the Bank’s executive officers and determines their compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 20, 2005, the Company’s records indicate the following number of shares of common stock were beneficially owned by (i) each person who is a director or a named executive officer of the Company and (ii) all directors and executive officers as a group. Management is not aware of any change in control of the Company which has occurred since the Bank commenced operations on July 9, 2001, other than the share exchange to form the Company on January 23, 2004, or any arrangement which may, at a subsequent date, result in a change in control of the Company. Management of the Company does not know of any person who owns, beneficially or of record, more than 5% of the Company’s outstanding common stock. Except as otherwise indicated, each shareholder listed below has sole voting and investment power as to the shares owned by that person.

	Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner	Number of Shares (#)		Percentage of Outstanding Common Stock (%)(1)
Don E. Claiborne 3888 Buckingham Road Greeneville, TN 37745	84,876	(2)	3.68
J. Robert Grubbs 1706 Brentwood Drive Greeneville, TN 37743	60,039	(3)	2.60
Leonard B. Lawson 290 Meadowwood Greeneville, TN 37745	38,289	(4)	1.66
William J. Smead 330 Patricia Lane Greeneville, TN 37743	109,936	(5)	4.77
T. Don Waddell 231 Fairfield Drive Greeneville, TN 37745	13,000	(6)	*
Wendy C. Warner 401 Oak Grove Avenue Greeneville, TN 37745	30,239		1.31
Roger A. Woolsey 3104 Charlie Doty Road Greeneville, TN 37743	34,486	(7)	1.49
Directors and Executive Officers (seven total)	370,865		16.08

(*)          Less than 1% of the Bank’s outstanding common stock.

(1)          Based on 2,306,775 shares of issued and outstanding common stock as of April 20, 2005, plus, for each person, any shares of common stock that person has the right to acquire within 60 days pursuant to stock options.

(2)          Includes 30,000 shares beneficially owned by Dr. Claiborne’s wife, 3,940 shares beneficially owned by Dr. Claiborne’s daughter and 4,000 shares beneficially owned by Dr. Claiborne’s son, and 6,000 exercisable stock options.

(3)          Includes 56,825 exercisable stock options.

(4)          Includes 30,750 shares held in Lawson Chevrolet Retirement Fund.

(5)          Includes 54,500 shares beneficially owned by Dr. Smead’s wife and 300 shares beneficially owned by each of Dr. Smead’s three daughters to which Dr. Smead disclaims beneficial ownership of 600 shares.

(6)          Includes 7,000 exercisable stock options.

(7)   Includes 1,800 shares beneficially owned by each of Mr. Woolsey’s two children and 850 shares beneficially owned by Mr. Woolsey’s wife.

CODE OF ETHICS

The Board of Directors of the Company has adopted a code of ethics that applies to all directors and executive officers of the Company, including the principal executive officer, the principal financial officer, and the principal accounting officer (the “Executive Management Team”). The code, which fulfills the requirements of the criteria established by applicable SEC regulations is part of the code of ethics which applies to all employees of the Bank. The code of ethics is available at the Bank’s website at www.bankofgreeneville.com. The Company will also provide a copy of the code of ethics free of charge to any person requesting a copy from the Company in writing. Such requests should be sent to the attention of J. Robert Grubbs, President, at the address above.

AUDIT COMMITTEE REPORT
OF THE BOARD OF DIRECTORS

The Audit Committee consists of 4 directors: Messrs. Lawson, Woolsey and Smead and Ms. Warner. Each member meets the independence and qualification standards required by the New York Stock Exchange. During the fiscal year ended December 31, 2004, the Committee met six (6) times. The Audit Committee has not adopted a written charter.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Audit Committee Report and the statements regarding the independence of the members of the Committee shall not be incorporated by reference into any such filings.

The Audit Committee monitors and reviews the performance of the independent auditors and the quality and integrity of the Company’s internal accounting, auditing and financial reporting practices. The Committee’s chief duties are to:

•       hire one or more independent public accountants to audit the Company’s books, records and financial statements and to review its system of accounting, including its systems of internal control;

•  monitor and evaluate, independently and objectively, the Company’s internal financial controls and financial reporting procedure;

•       discuss with the independent accountants the results of their audits and reviews;

•       periodically communicate the Committee’s findings to the Board of Directors; and

•       facilitate communication among the Board of Directors, the independent auditors, and the Company’s management.

The Committee has obtained from the independent auditors, Pershing Yoakley & Associates, P.C., a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence. This statement conforms to Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee has also discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself that the auditors are independent of the Company.

While each member of the Audit Committee has the broad level of general financial experience required to serve on the Committee, members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with the accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements are presented in accordance with generally accepting accounting principles or that our auditors are in fact “independent.”

The Committee has discussed with management the Company’s audited financial statements for the year ended December 31, 2004. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the Company’s financial statements. The Committee has also discussed with the independent auditors their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the results of the inquiries and actions discussed above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2004, for filing with the Federal Deposit Insurance Corporation. The Committee has also recommended the reappointment, subject to shareholder approval, of the independent auditors, Pershing Yoakley & Associates, P.C.

Members of the Audit Committee:
Leonard B. Lawson
William J. Smead
Wendy C. Warner
Roger A. Woolsey

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the “Act”) requires the Company’s executive officers and directors and persons who own more than 10% of the common stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”), as well as to furnish the Company with a copy of such report. It is the policy of the Company to file these reports with the SEC on behalf of its directors and executive officers. Additionally, SEC regulations require the Company to identify in its Proxy Statement those individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. During 2004, to our knowledge, all directors and executive officers of the Company and the Bank made timely filings of all required forms.

OTHER MATTERS

The board of directors, at the time of the preparation of this proxy statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

By Order Of The Board Of Directors,

T. Don Waddell
Secretary
Greeneville, Tennessee
April 29, 2005

PROXY

BG Financial Group, Inc.
P.O. Box 610
Greeneville, Tennessee 37744

ANNUAL MEETING OF SHAREHOLDERS
May 24, 2005

PLEASE SIGN AND RETURN PROMPTLY TO THE BG FINANCIAL GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints J. Robert Grubbs or Roger A. Woolsey as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of BG Financial Group, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee on Tuesday, May 24, 2005, at 10:00 a.m. Eastern Daylight Time, or any adjournment thereof.

(1)          As to the election of the board of directors listed in the proxy statement delivered in connection with the annual meeting:

For all nominees listed below	Withhold Authority to vote for all nominees
listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below)

Class I:	Class II:

J. Robert Grubbs and Leonard B. Lawson	Don E. Claiborne and Wendy C. Warner

(2)          As to the ratification of the appointment of Pershing Yoakley & Associates, P.C. as BG Financial Group, Inc.’s independent accountants and auditors for fiscal 2005.

For	Against	Abstain

(3)          In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted for proposals 1 and 2.

Please Sign below and Return to BG Financial Group, Inc.,
P.O. Box 610, Greeneville, Tennessee 37744.
This Is the Only Document You Need to Return at this Time.

Date:
Signature of Shareholder(s)
Date:
Signature of Joint Shareholder(s)
I will attend shareholder meeting
I will not attend shareholder meeting